Exhibit 99.1

Guardian Digital Communications Limited

Consolidated Financial Statements

Year ended 30 June 2015

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Independent auditors’ report to the members of Guardian Digital Communications Limited

The Directors
Guardian Digital Communications Limited
Charter Court
50 Windsor Road
Slough
Berkshire
SL1 2EJ

We have audited the accompanying consolidated financial statements of Guardian Digital Communications Limited and its subsidiaries, which comprise the Consolidated Balance Sheet as of 30 June 2015, and the related Consolidated Statement of Comprehensive Income, Consolidated Statement of Changes in Equity and Consolidated Statement of Cash Flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, except for the exclusion of comparative information as discussed in Note 1, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Guardian Digital Communications Limited and its subsidiaries as of 30 June 2015, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Emphasis of matter

As discussed in Note 1, the accompanying financial statements do not include comparative figures for the prior year as required by IAS 1 “Presentation of Financial Statements”. In our opinion, inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s financial statements. No comparative information has been presented in these financial statements as no comparatives are required under SEC Rule 3-05 of Regulation S-X.

PricewaterhouseCoopers LLP (signed)
Reading, United Kingdom
6 May 2016

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Consolidated Balance Sheet

	Note	2015 £’000
Non-current assets
Property, plant and equipment	7	391,940
Other intangible assets	10	419,352
Trade and other receivables	5	15,833
Deferred income tax assets	16	57,055
Total non-current assets		884,180

Current assets
Inventories	6	626
Trade and other receivables	5	60,233
Cash and cash equivalents	4	38,287
Total current assets		99,146

Current liabilities
Borrowings	13	(262,515)
Trade and other payables	11	(63,081)
Deferred income	12	(64,405)
Provisions for liabilities and charges	15	(2,734)
Total current liabilities		(392,735)
Net current liabilities		(293,589)
Total assets less current liabilities		590,591
Non-current liabilities
Borrowings	13	(2,086,141)
Trade and other payables	11	(12,980)
Deferred income	12	(115,491)
Deferred income tax liabilities	16	(83,899)
Provisions for liabilities and charges	15	(23,260)
Total non-current liabilities		(2,321,771)

Net liabilities		(1,731,180)

Equity
Capital and reserves attributable to owners of the Company
Ordinary shares	18	-
Foreign currency translation reserve		(280)
Accumulated losses		(1,730,900)
Total equity		(1,731,180)

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Consolidated Statement of Comprehensive Income

		2015
	Note	£’000

Revenue	2(a)	427,411
Cost of sales		(359,780)
Gross profit		67,631

Administrative expenses		(663,087)
Operating loss		(595,456)

Analysed as: Operating loss before exceptional items	2(d)	(8,527)
Exceptional items	2(c)	(586,929)
Operating loss		(595,456)

Finance income	2(b)	-
Finance costs	2(b)	(129,702)
Fair value gain on interest rate swaps	2(b)	-
Net finance costs		(129,702)

Loss before tax		(725,158)

Taxation	3	23,583
Loss for the year		(701,575)

Items that may be reclassified to profit or loss
Currency translation differences		(213)
Total comprehensive expense for the year		(701,788)
Total comprehensive expense attributable to owners of the Company		(701,788)

All results relate to continuing operations.
The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes on pages 7 to 41.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Consolidated Statement of Changes in Equity

	Ordinary Shares £’000	Foreign Currency Translation Reserve £’000	Accumulated Losses £’000	Total £’000

Balance at 1 July 2014	-	(67)	(1,029,325)	(1,029,392)

Comprehensive expense
Loss for the year	-	-	(701,575)	(701,575)
Other comprehensive expense
Currency translation differences	-	(213)	-	(213)
Total comprehensive expense	-	(213)	(701,575)	(701,788)
Balance at 30 June 2015	-	(280)	(1,730,900)	(1,731,180)

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes on pages 7 to 41.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Consolidated Statement of Cash Flows

	Note	2015 £’000

Cash flows from operating activities
Loss before tax		(725,158)
Depreciation charges	7	100,735
Amortisation charges	10	139,479
Impairment charges	8	578,190
Other finance costs	2(b)	128,000
Decrease (increase) in trade and other receivables		45,086
Decrease in trade and other payables and deferred income		(15,639)
Decrease in provisions for liabilities and charges	15	(152)
(Increase) decrease in inventories	6	(279)
Cash flows from operating activities Cash flows from investing activities		250,262
Purchase of property, plant and equipment		(16,109)
Net cash used in investing activities		(16,109)

Cash flows from financing activities
Interest paid to third parties		(70,900)
Repayments under finance leases		(1,350)
Repayment of third party borrowings		(155,674)
Net cash used in financing activities		(227,924)

Net increase (decrease) in cash and cash equivalents		6,229
Cash and cash equivalents at the beginning of the year		32,058
Cash and cash equivalents at the end of the year	4	38,287

The above Consolidated Statement of Cash Flows should be read in conjunction with the accompanying notes on pages 7 to 41.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements
1 Summary of Significant Accounting Policies
The significant policies which have been adopted in the preparation of the financial statements are stated to assist in a general understanding of these financial statements.

General information

Guardian Digital Communications Limited (the “Company”) is a private limited company incorporated, domiciled and registered in England and Wales under the number 6143540. The registered address is Charter Court, 50 Windsor Road, Slough, Berkshire SL1 2EJ.

The Company was incorporated on 7 March 2007 and acquired 100% of the share capital of Airwave Solutions Limited (“Airwave”) on 20 April 2007.

The Company's parent company was Guardian Digital Communications Holdings Limited ("GDCHL").  The Company's parent company is now Motorola Solutions, Inc. subsequent to the acquisition discussed in Note 26.

Airwave Solutions International Limited is a wholly owned subsidiary of Airwave and itself owns the international subsidiary Airwave Solutions Deutschland GmbH. Airwave Application Services Limited, a leading mobile data capture system provider, is also a wholly owned subsidiary of Airwave.

Airwave and all subsidiary undertakings are incorporated within the consolidated financial statements contained in this report, and together with the Company are referred to as the “Group”.

The principal activities of the Company and the Group are the development and provision of mobile Information and Communication Technology (“ICT”) to Public Safety Organisations in Great Britain.

(a)	Basis of Preparation

These historical financial statements ("financial statements") have been prepared in accordance with the requirements of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

These financial statements been prepared under the historical cost convention, as modified by the valuation of financial assets and financial liabilities (including derivative instruments) at fair value through profit or loss. The derivative instruments are the only financial assets and financial liabilities held as fair value through profit and loss.

No comparative information has been presented in these financial statements as no comparatives are required under SEC Rule 3-05 of Regulation S-X. However, this is a departure from IFRS as comparative figures are required.

These financial statements were approved and authorised for issue on [6] May 2016.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 1(x).

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Based on a letter of support provided by Motorola Solutions Inc., the Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future and therefore can continue to adopt the going concern basis in preparing these financial statements.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1	Summary of Significant Accounting Policies (continued)

(b)    Consolidation

Subsidiaries are all entities (including structured entities) over which the group has control. The group controls an entity when the group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange. Costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill (see note 8). If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the Consolidated Statement of Comprehensive Income.

Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies have been applied consistently across the group.

(c)     Property, plant and equipment

Property, plant and equipment comprise mainly network assets and are stated at historical cost less accumulated depreciation. The cost of property, plant and equipment includes directly attributable incremental costs incurred in their acquisition and installation.

Subsequent costs are included in the assets’ carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Capitalised costs include third party costs and internal employee benefits.

Depreciation is provided on property, plant and equipment over their estimated useful lives on a straight-line basis from the date they are brought into use. The lives assigned to property, plant and equipment are:

Property, Plant and Equipment                        2 to 15 years

The assets’ useful lives are reviewed, and adjusted if appropriate, at each balance sheet date. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised within ‘Administrative expenses’ in the Consolidated Statement of Comprehensive Income. No gains or losses occurred during the year reported.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1	Summary of Significant Accounting Policies (continued)

d)     Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in non-current assets and is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or Group’s of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The Company allocates goodwill to each entity acquired.

Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation.

Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

(e)        Other Intangible Assets

Other intangible assets represent customer contracts and related customer relationships that are recorded at fair value on acquisition, less amortisation. These assets were acquired through a business combination and are capitalised separately from goodwill.

Customer contracts are being amortised on a 25% reducing balance basis, which represents management’s best estimate of their remaining contractual value. The value of the customer contracts will be fully amortised not later than management’s assessment of the expected latest date of expiry within the contractual portfolio.

Other intangible assets also contain marketing rights associated with the London 2012 Olympics that are recorded at cost less amortisation. The rights were amortised based on the usage of the rights over a 4 year period and are now fully amortised.

Intellectual property has been acquired as part of the acquisition of Airwave Application Services Limited representing software and products recorded at fair value on acquisition and is being amortised over 9.5 years on a straight line basis.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1	Summary of Significant Accounting Policies (continued)

(f)     Impairment of non-financial assets

Assets that have an indefinite useful life (including goodwill) are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation and depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

(g)    Inventories

Inventories comprise handsets, control room hardware and work in progress. This is stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method and comprises costs of purchase and costs incurred in bringing inventory to its current location and condition. Provisions are made, if necessary, for obsolete, slow-moving or defective inventories.

(h)	Cash and cash equivalents

Cash and cash equivalents in the Consolidated Balance Sheet and Statement of Cash Flows include cash in hand and deposits held at call with banks.

(i)	Financial assets

The Group classifies its financial assets as fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within 12 months; otherwise, they are classified as non-current.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. These are classified as non-current assets. The Group’s loans and receivables comprise trade and other receivables.

If the market for a financial asset is not active (and for unlisted securities), the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and conventional option pricing models making maximum use of observable market inputs and relying as little as possible on entity-specific inputs.

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. Impairment testing of trade receivables is described in note 1(j).

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1 Summary of Significant Accounting Policies (continued)

(j)	Trade and other receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments (more than 30 days overdue) are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the Consolidated Statement of Comprehensive Income within administrative expenses. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against administrative expenses in the Consolidated Statement of Comprehensive Income.

(k)	Trade and other payables

Trade payables initially are recognised at fair value and subsequently measured at amortised cost using the effective interest method.

(l)	Borrowing costs

Borrowing costs are expensed as incurred except for transaction costs as described below in note 1(m).

(m)	Borrowings

Subsequent to initial recognition at fair value, net of transaction costs incurred, interest bearing liabilities are measured at amortised cost and classified as financial liabilities. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the Consolidated Statement of Comprehensive Income over the year of the borrowings using the effective interest method. Transaction costs are included in the carrying amount and are charged to the Consolidated Statement of Comprehensive Income over the period of the borrowings using the effective interest method.

When debt instruments have been exchanged with an existing lender for debt instruments with different terms, an assessment is performed as to whether this transaction is debt extinguishment or modification. The modifications are accounted for as an extinguishment if the discounted present value of the cash flows under the terms of the new debt differs by at least 10% from the discounted present value of the remaining cash flows of the original debt instrument. If the difference is less than 10% the Company is not required to derecognise the old debt and any costs or fees incurred in the refinancing process are held on the balance sheet as an adjustment to the carrying value of the debt and will be amortised by the effective interest method over the term of the debt instrument.

(n)	Foreign currencies

(i)Functional and presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The consolidated financial statements are presented in Pounds Sterling (GBP), which is the Group’s functional currency.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1 Summary of Significant Accounting Policies (continued)

(n)	Foreign currencies (continued)

(ii)Transactions and balances
Transactions denominated in foreign currencies are translated, at the exchange rate on the day the transaction occurred, to the functional currency of the entity. Monetary assets and liabilities denominated in foreign currencies are translated at the rates prevailing at the balance sheet date. Foreign exchange differences are recognised in the Consolidated Statement of Comprehensive Income. Non-monetary assets and liabilities denominated in foreign currency are translated at the foreign currency exchange rate prevailing at the dates the values were determined and differences are taken to the reserves.

Translation differences on non-monetary assets and liabilities are reported as part of the fair value gain or loss in finance cost or income.

Foreign exchange gains and losses on cash and cash equivalents are presented in the Consolidated Statement of Comprehensive Income as finance income or cost.

(iii) Group Companies

The results and financial position of all the group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

•
income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

•	all resulting exchange differences are recognised as a separate component of equity.

On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken to shareholders’ equity. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are recognised in the income statement as part of the gain or loss on sale.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

(o)	Taxation

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1 Summary of Significant Accounting Policies (continued)

(o)	Taxation (continued)

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Income tax relating to items recognised directly in equity is recognised in equity, not in the Consolidated Statement of Comprehensive Income.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

(p)	Employee benefits

Pension obligations

The Group operates a defined contribution plan into which it pays contributions on behalf of employees. The Group has no further payment obligations once the contributions have been paid. The contributions are recognised as an employee benefit expense when they are due.

Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

(q)	Provisions for liabilities and charges

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount can be made. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost. Provisions are not recognised for future operating losses.

Provisions are made for the discounted future cost of restoration of mast sites at the date of acquisition of the site, for potential additional costs in respect of delayed contractual milestones, onerous contracts and restructuring costs.

(r)	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

(s)	Exceptional Items

The Group separately identifies and discloses one-off or unusual items (termed ‘exceptional items’). This provides a meaningful analysis of the underlying trading results of the Group and aids readers’ understanding of the impact of such items. Therefore, in the discussion of the Group’s results of operations, reference is made to measurements before and after exceptional items. Exceptional items may not be comparable to similarly titled measures used by other companies.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1        Summary of Significant Accounting Policies (continued)

(t)	Derivative financial instruments and hedging activities

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value.

The fair values of various derivative instruments used for hedging purposes are disclosed in note 17. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months, and as a current asset or liability when the remaining maturity of the hedged item is less than 12 months.

Derivative instruments that do not qualify for hedge accounting are therefore accounted for as derivatives at fair value through the Consolidated Statement of Comprehensive Income. Changes in the fair value of any of these derivative instruments are recognised immediately in the consolidated statement of comprehensive income within ‘finance costs or income' (see note 2(b)).

(u)        Revenue recognition

Revenue comprises the fair value of the consideration received or receivable during the ordinary course of business net of discounts and sales taxes and after elimination of sales within the Group.

Revenue consisting primarily of regular fees for ongoing services, such as network access, control room services, managed terminal services and additional coverage solutions are recognised from implementation over the period to which the services relate.

Revenue for the sale of equipment is recognised when all the significant risks and rewards of ownership are transferred to the buyer, which is normally the date the equipment is delivered and accepted by the customer, and the amount of revenue and the associated costs can be measured reliably.

Revenue arising from separable installation and connection services is recognised when it is earned, upon activation. Revenue from the implementation of peripheral and other equipment is recognised when all the significant risks and rewards of ownership are transferred to the buyer, which is normally the date the equipment is delivered and accepted by the customer.

Revenue from long-term contractual arrangements is recognised based on the percentage of completion method. The stage of completion is estimated using an appropriate measure according to the nature of the contract. For long-term services contracts revenue is recognised on a straight line basis over the term of the contract. However, if the performance pattern is other than straight line, revenue is recognised as services are provided, usually on an output or consumption basis. For fixed price contracts, including contracts to design and build communications solutions, revenue is recognised by reference to the stage of completion, as determined by the proportion of costs incurred relative to the estimated total contract costs, or other measures of completion such as site and vehicle installation and contract milestone customer acceptance.

Differences between revenue recognised and revenue billed to the customer give rise to accrued and deferred income.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1        Summary of Significant Accounting Policies (continued)

(v)	Leases

The Group leases certain equipment. Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Rentals under operating leases are charged to the Consolidated Statement of Comprehensive Income in equal annual instalments over the periods of the leases.

Lease of property, plant and equipment where the group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in long term borrowings. The interest element of the finance costs is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset and the lease term.

(w)	Accounting Standards and interpretations

Certain new standards, amendments and interpretations to existing standards have been published that are mandatory for accounting periods beginning after the start date of these financial statements but which the Group has chosen not to early adopt. The new standards and interpretations, applicable to the Group which will be adopted by the Group as appropriate are as follows:

•
IFRS 9, ‘Financial instruments’, issued in July 2014. This addresses the requirements for the recognition, measurement, impairment, derecognition and general hedge accounting to be applied to financial instruments. The standard is not applicable until 1 January 2018.

•
IFRS 15, ‘Revenue from Contracts with Customers’, issued in May 2014. This addresses the principles governing the reporting of information about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The standard is not applicable until 1 January 2018.

•
IFRS 16, ‘Leases’ addresses the definition of a lease, recognition and measurement of leases and establishes principles for reporting useful information to users of financial statements about the leasing activities of both lessees and lessors. A key change arising from IFRS 16 is that most operating leases will be accounted for on balance sheet for lessees. The standard replaces IAS 17 ‘Leases', and related interpretations. The standard is effective for annual periods beginning on or after 1 January 2019and earlier application is permitted subject to EU endorsement and the entity adopting IFRS 15 'Revenue from contracts with customers' at the same time. The group is currently assessing the impact of IFRS 16.

The Group is currently assessing the impact of such standards and does not expect at this stage that they would significantly impact the Group’s financial position.

(x)        Critical accounting estimates and judgments

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. A significant change in the facts and circumstances on which these estimates are based could have a material negative impact on the Group’s earnings and financial position. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are discussed below:

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1        Summary of Significant Accounting Policies (continued)

(x)        Critical accounting estimates and judgments (continued)

(i) Property, plant and equipment and intangible assets

Accounting for property, plant and equipment and intangible assets involves the use of estimates for determining (a) the useful lives of the assets, over which they are to be depreciated or amortised, and (b) the existence and amount of any impairment. Details of property, plant and equipment are provided in note 7. Details of intangible assets, which represent customer contract and related customer relationships, are provided in note 10.

Property, plant and equipment are depreciated on a straight line basis over their estimated useful lives. When the Group estimates useful lives various factors are considered including expected technological obsolescence and the expected usage of the asset. The Group regularly reviews these asset lives and change them as necessary to reflect the useful estimated current remaining lives in light of technological changes, future economic utilisation and physical condition of the assets concerned. A significant change in these facts and circumstances may have a material impact on the carrying value of these assets. An increase/decrease in the useful life by three years would result in a decrease/increase to depreciation expense for the year of approximately £30 million.

The carrying amount of property, plant and equipment is assessed periodically to determine whether there are indications of any impairment of the value beyond what is expressed in the depreciation charge. If that is the case, an impairment charge is taken against the carrying amount of the assets, if that is higher than the recoverable amount.

Intangible assets include customer contracts and related customer relationships that are recorded at fair value on acquisition, less amortisation. With effect from 1 July 2012, customer contracts are being amortised on a 25% reducing balance basis, which represents management’s best estimate of their remaining contractual value. The value of the customer contacts will be fully amortised not later than management’s assessment of the expected latest date of expiry within the contractual portfolio.

Other intangible assets also contain marketing rights associated with the London 2012 Olympics, which are now fully amortised, and intellectual property that has been acquired as part of the acquisition of Airwave Application Services Limited.

The recoverable amount of the asset is determined as the higher of fair value less costs to sell and the value in use. If it is not possible to determine a recoverable amount for the individual assets, the assets are assessed together in the smallest group of assets for which a reliable recoverable amount can be determined in an overall assessment.

The determination of whether an impairment of property, plant and equipment and intangibles is necessary, involves the use of estimates that include, but are not limited to, the analysis of the cause of the potential impairment in value, the timing of such potential impairment and an estimate of the amount of the impairment. The Group considers technological obsolescence, discontinuance of services and other changes in circumstances that indicate a need to perform an impairment test. A significant change in the facts and circumstances that were relied upon in making the estimates may trigger the requirement for recording an impairment and may have a material adverse impact on the operating results and financial condition of the Group.

(ii) Goodwill

Goodwill is not subject to a regular amortisation charge and is instead tested annually to determine whether any impairment has arisen. This is completed by calculating the recoverable amount of cash-generating units based on value in use. These calculations require the use of estimates and judgements to calculate expected cash flows. Management makes assumptions including, but not limited to, the discount rate to be applied, technological evolution and revenue growth rates in calculating expected cash flows. A significant change in these facts and circumstances may have a material impact on the carrying value of goodwill. Details of goodwill are provided in note 8.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

1        Summary of Significant Accounting Policies (continued)

(x)        Critical accounting estimates and judgments (continued)

(iii) Deferred tax assets and liabilities

The Group evaluates the recoverability of deferred tax assets based on estimates of future earnings. The ability to recover these taxes depends ultimately on the Group’s ability to generate taxable earnings over the course of the year for which the deferred tax assets remain deductible. This analysis is based on the estimated reversal of deferred taxes as well as estimates of taxable earnings, which are sourced from internal projections and are updated to reflect the latest trends.

The appropriate classification of tax assets and liabilities depends on a series of factors including estimates as to the timing and materialisation of deferred tax assets and the forecast tax payment schedule. Actual income tax receipts and payments could differ from the estimates made by the Group as a result of changes in tax legislation or unforeseen transactions that could affect tax balances. Details of deferred tax assets and liabilities are provided in note 16.

(iv) Revenue recognition

Certain contractual arrangements contain significant timing differences between the date of cash receipt and the point of revenue recognition at a stage of completion. Where cash is received in advance of revenue recognition, the cash receipt is recorded as deferred income in the balance sheet and released to the Consolidated Statement of Comprehensive Income over the remaining period of the contract. Where revenue is earned in advance of an invoice being raised, revenue is recognised as accrued income in the balance sheet and transferred to accounts receivable when an invoice is raised.

Management’s judgement is applied to determine when a contract satisfies the above criteria and therefore a change to these criteria could have a material effect on the earnings of the Group.

(v) Management fees

A contractual arrangement between Airwave Solutions Limited and Guardian Digital Communications Luxembourg S.à. r.l (GDCLux) requires that if Airwave meets or exceeds certain performance criteria over the period 28 April 2014 to 31 March 2019, Airwave has agreed to pay a management fee to GDCLux in respect of strategic and management services provided. The fee is contingent on cumulative financial performance over this period. The Group records a non-current liability and an operating expense for the year based on current projections of whether the cumulative performance criteria will be met and the contribution to that performance during the current financial year. Details of amounts currently accrued are included within the related party disclosures made in note 19.

(vi) Provisions

Provisions are recognised when an event in the past gives rise to a current obligation for the Group, settlement of which requires an outlay that is considered probable and can be estimated reliably. The obligation may be legal or constructive; deriving from regulations, contracts, normal practices or public commitments that lead third parties to reasonably expect that the Group will assume certain responsibilities. The amount of the provision is determined based on the best estimate of the outflow of resources required to settle the obligation, taking into account all the available information.

No provision is recognised if the amount of liability cannot be estimated reliably. In this case, the relevant information is disclosed in the notes to the financial statements.

Given the uncertainties inherent in the estimates used to determine the amount of provision, actual outflows of resources may differ from the amounts recognised originally on the basis of the estimates. Details of the provisions are included in note 15.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

2    Loss for the Year
(a)    The loss before income tax includes the following specific items of revenue and expense:

2015 £’000

Service revenue	411,887
Implementation and other non-recurring revenue	15,524
Total revenue	427,411

Service revenue consists of income from the ongoing development and provision of mobile information and communication technology services to public safety organisations under the Group’s core contracts. Implementation and other non-recurring revenue primarily consists of one-off implementation fees.

Expenses include:

	Note	2015 £’000

Depreciation of property, plant and equipment	7	100,735
Amortisation of other intangible assets	10	139,479
Staff costs	22	44,021
Auditors’ remuneration
- The audit of the Company’s annual financial statements		13
- The audit of financial statements of the Company’s subsidiaries pursuant to legislation		151
- Tax services		60
- Other services		216
Operating lease rentals payable - Operating minimum lease payments		35,420

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

2    Loss for the Year (continued)

(b)    Net finance costs

	Note	2015 £’000

Interest payable to related party entities	19	(48,507)
Interest payable on external borrowings		(71,005)
Finance lease liabilities		(64)
Provisions: Unwinding of discounts	15	(1,518)
Amortisation of deferred financing fees		(8,423)
Other finance charges		(185)
Total finance costs		(129,702)

Net finance costs		(129,702)

c)    Exceptional items

Exceptional items are those significant items which are separately disclosed by virtue of their size or incidence to enable a full understanding of the Group’s financial performance. During the year the Group recognised exceptional costs of £586,929,000 before tax comprising:

•	£4,411,000 related to staff redundancy and associated restructuring costs in Airwave;

•	£4,328,000 of legal and professional fees relating to a review of the Group’s strategy;

•	£578,190,000 goodwill impairment charge based on the Group’s annual impairment test (see note 8).

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

3 Taxation

2015 £’000
(a) Analysis of the credit in the year
Current tax comprises:
- Losses transferred to parent for consideration	(6,100)
Total current tax	(6,100)
Deferred tax comprises:
- Origination and reversal of temporary differences	(18,076)
- Adjustment in respect of prior periods	593
Total deferred tax	(17,483)

Taxation	(23,583)

The effective income tax rate for the year is lower than the standard rate of corporation tax in the UK of 20%. The standard rate of corporation tax in the UK changed from 21% to 20% with effect from 1 April 2015 and therefore a blended average rate of 20.75% has been used for the current period.

The differences are reconciled as follows:

2015 £’000

(b) Loss before tax	(725,158)

Loss on ordinary activities at rate of corporation tax of 20.75%	(150,470)
Factors affecting tax charge: - Finance charges (income) not included for tax purposes	353
- Impairment charge not included for tax purposes	119,975
- Adjustments in respect of prior periods – deferred tax	593
- Expenses not deductible for tax purposes	5,966
Taxation	(23,583)

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

4 Cash and Cash Equivalents

2015 £’000

Cash at bank	38,287
38,287

Cash at bank is non interest bearing.

The Group does not have an overdraft arrangement in place.

Credit risk

Cash and cash equivalents credit risk is monitored on an overall basis by Group Treasury through the application of counterparty credit limits which are dependent on the long term credit rating of the counterparty. At 30 June 2015, cash and cash equivalents were held with two counterparties with a long term credit rating of AA. In the prior year, cash and cash equivalents were also held with one counterparty with a long term credit rating of A.

The carrying value of cash and cash equivalents approximates the fair value. Cash and cash equivalents are denominated in the following currencies:

2015 £’000
Pounds Sterling (GBP)	37,396
Norwegian Krone (NOK)	16
Euro (EUR)	875
38,287

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

5 Trade and Other Receivables

2015 £’000
Current
Trade receivables	29,014
Less: provision for impairment of trade receivables	(58)
Trade receivables – net	28,956
Other receivables	951
Prepayments	25,682
Accrued income	4,644
60,233
Non-current
Amounts owed by group undertakings	15,833
15,833

Amounts owed by other Group undertakings are unsecured and interest free amounts receivable from GDCHL. The receivable has been classified as non-current as the Group has agreed not to demand payment within 12 months.

Prepayments primarily relate to advance rental payments.

The fair value of trade receivables was equal to the carrying value at year end. Trade receivables were all denominated in Pounds Sterling. The Group does not hold any collateral as security.

Movements in provisions for impairment of trade receivables are as follows:

£’000
At 1 July 2014	(100)
Provision for receivables impairment	42
At 30 June 2015	(58)

The movement in the impairment provision recognised during the year was £620,000 and is included in administrative expenses.

Trade receivables that are past due but not impaired are shown below:

Days outstanding	2015 £’000
31 to 90 days	78
91 to 180 days	43
Greater than 180 days	28
Provision	(58)
91

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

5 Trade and Other Receivables (continued)

The above balances relate to number of independent customers, majority of customers are Public Safety Organisations and local authorities, for whom there is no recent history of default.

Trade receivables presented in the Consolidated Balance Sheet are net of provision for impairment of trade receivables, estimated by the Group’s management based on prior experience and their assessment of the current economic environment. Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit risk is not considered significant as the majority of customers are Public Safety Organisations and local authorities.

At the balance sheet date there were no significant concentrations of credit risk, with exposure spread over a number of counter-parties and customers. The maximum exposure to credit risk is represented by the carrying amount of each class of receivable mentioned below. The Group does not hold any collateral as security.

The maximum exposure to credit risk is as shown below:

2015 £’000
Trade and other receivables (excluding prepayments)	50,384
Cash and cash equivalents	38,287
88,671

6 Inventories

2015 £’000

Handsets, hardware and work in progress	626

The cost of inventories recognised as expense and included in cost of sales amounted to £624,000. There were write downs during the year of £108,000. None of the inventory held has been pledged as security for a liability.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

7 Property, Plant and Equipment

	Network equipment	Other equipment, fixtures and fittings	Total
	£’000	£’000	£’000
Cost
As at 1 July 2014	1,404,210	77,101	1,481,311
Currency retranslation	-	3	3
Additions	13,101	3,008	16,109
As at 30 June 2015	1,417,311	80,112	1,497,423

Accumulated depreciation
As at 1 July 2014	950,894	53,854	1,004,748
Charge for the year	90,770	9,965	100,735
As at 30 June 2015	1,041,664	63,819	1,105,483

Net Book Value
As at 1 July 2014	453,316	23,247	476,563
As at 30 June 2015	375,647	16,293	391,940

Depreciation totalling £100,735,000 has been charged to cost of sales during the year.

Property, plant and equipment include the following amounts where the group is a lessee under a finance lease for computer equipment and software.

2015 £’000

Cost	4,886
Accumulated depreciation	(4,162)
Net book value	724

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

8 Goodwill

£’000
Cost
As at 1 July 2014 and 30 June 2015	578,190

Provision
At July 1 2014	-
Impairment charge	(578,190)
As at 30 June 2015	(578,190)

Net book value
At July 1 2014	578,190
As at 30 June 2015	-

Goodwill arose from the acquisition of Airwave Solutions Limited and Airwave Application Services Limited and has been impaired during the current period and is not subject to amortisation.

Impairment testing

The Group performs an annual goodwill impairment test, which is based on fair value calculations of the recoverable amount of each Cash Generating Unit (CGU) using the income approach.

The Guardian Group comprises one CGU, namely Airwave. This represents the smallest identifiable group of assets that generate cash inflows that have goodwill and are largely independent of the cash inflows from other groups of assets.

A discounted cash flow analysis was prepared. This is an analysis of the unlevered cash flow projections derived from financial budgets approved by the management team covering a five year period. They reflect management’s expectation of revenue growth, operating costs and margin for the CGU based on past experience.

The discount rate applied to the unlevered cash flow projections is a market-based pre-tax weighted average cost of capital for the Group, which used the equity betas of seven comparable publicly traded companies compiled from monthly stock price data for the last six years.

The fair value of the CGU has been calculated at year end and is lower than the present carrying value of the assets. As a result, the Group has written off the goodwill balance and included the £578,190,000 impairment charge within exceptional items in the income statement.

The remaining carrying value of all other assets is more than adequately covered by the discounted forecast future cash flows of the business from existing customer contracts.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

9 Investments in Subsidiaries

	Country of incorporation	Ownership %	Type of share	Type of holding

Airwave Solutions Limited	UK	100%	Ordinary	Direct
Airwave Solutions International Limited	UK	100%	Ordinary	Indirect
Airwave Solutions Deutschland GmbH	Germany	100%	Ordinary	Indirect
Airwave Application Services Limited	UK	100%	Ordinary	Indirect
Antelope Finance 1 Limited	UK	100%	Ordinary	Indirect
Antelope Finance 2 Limited	UK	100%	Ordinary	Indirect
Antelope Finance 3 Limited	UK	100%	Ordinary	Indirect
Antelope Finance 4 Limited	UK	100%	Ordinary	Indirect
Antelope Finance 5 Limited	UK	100%	Ordinary	Indirect

All of the above entities are included within the consolidated results.

10 Other Intangible Assets

	Customer contracts £’000	Marketing rights £’000	Intellectual Property £’000	Total £’000
Group cost
As at 1 July 2014	1,208,359	11,094	4,464	1,223,917
As at 30 June 2015	1,208,359	11,094	4,464	1,223,917

Accumulated Amortisation
As at 1 July 2014	652,340	11,094	1,652	665,086
Charge for the year	139,005	-	474	139,479
As at 30 June 2015	791,345	11,094	2,126	804,565

Net Book value
As at 1 July 2014	556,019	-	2,812	558,831
As at 30 June 2015	417,014	-	2,338	419,352

Other intangible assets under customer contracts relate to customer relationships and other marketing rights. The amortisation expense for customer contracts is included within cost of sales in the consolidated statement of comprehensive income. Customer contracts are being amortised on a 25% reducing balance basis, which represents management’s best estimate of their remaining contractual value.

Marketing rights were in connection with the London 2012 Olympics and are now fully amortised. The amortisation expense for marketing rights was included within administrative expenses.

Intellectual property was acquired as part of the acquisition of Airwave Application Services Limited representing software and associated products. Amortisation expense is included in cost of sales in the consolidated statement of comprehensive income. The remaining amortisation period is five years.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

11 Trade and Other Payables

2015 £’000
Current
Trade payables	4,875
Other payables	11,465
Accrued expenses	43,717
Contingent consideration	1,558
Taxation and social security	1,466
63,081
Non-current Contingent consideration	480
Management fee owed to ultimate parent company	12,500
12,980

The carrying value of trade and other payables approximate to their fair value.

12 Deferred Income

2015 £’000

Deferred income – current	64,405
Deferred income – non-current	115,491
Total	179,896

The carrying value of deferred income approximates to its fair value.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

13 Borrowings

	Note	2015 £’000

Non-current unsecured borrowings
Eurobond – GDCLux		150,000
Loan – GDCHL		254,226
		404,226
Non-current secured borrowings
Bank Loan Facility		1,681,915
		1,681,915

Total non-current borrowings		2,086,141

Current unsecured borrowings
Eurobond – GDCLux		52,471
Loan – GDCHL		76,943
		129,414
Current secured borrowings
Bank Loan Facility		132,376
		132,376

Finance lease liabilities	14	725

Total current borrowings		262,515

Total interest bearing loans and borrowings		2,348,656

On 27 March 2014, the Group completed the amendment of its existing banking facilities with its existing lenders and extended the facility to 27 March 2017, with the option to extend the facility by two further periods of 12 months, should certain conditions be satisfied at the end of the initial three year term and any subsequent 12 month period. As part of the refinancing, the counterparties to the Group’s interest rate swaps agreed to close out their contracts at market value in exchange for debt of the same value in the amended facility.

This exchange of debt instruments has been accounted for as a debt modification.

The amended bank facility of £2,009,962,000 was fully drawn down on the effective scheme date, of which £1,829,043,000 remains outstanding at 30 June 2015.

Ongoing interest is payable at a fixed margin of 3.7% and capital repayments are to be made on a quarterly basis.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

13 Borrowings (continued)

Issue costs of £25,282,000 were incurred in connection with the raising of debt and have been offset against the relevant debt instrument. These costs are being amortised over the initial three year term of the extended debt facility.

The amended bank facility is subject to financial covenants in respect of ‘Total Debt Service Cover’ and ‘Leverage’ ratios, which are tested quarterly with thresholds that reflect long term financial projections over the term of the facility. In addition, there is an obligation under the facility to ensure that capital expenditure does not exceed certain limits.

The borrowing facilities are secured on all of the Group’s assets including the shares held in Airwave Solutions Limited.

The Eurobond was issued by Guardian Digital Communications Limited and is held by Guardian Digital Communications Luxembourg S.à r.l . Ongoing interest is accrued at a fixed rate of 12%.

The loan from Guardian Digital Communications Holdings Limited attracts interest at a fixed rate of 12%.

All borrowings are denominated in Pounds Sterling (GBP).

14 Finance lease liabilities

2015 £’000
Gross lease liabilities:
Within one year	725
725
Future interest	-
Present value of finance lease liabilities	725

The present value of finance lease liabilities is repayable as follows
Within one year	725
Total lease liabilities payable	725

The fair value of lease liabilities as at 30 June 2015 amounted to £725,000. The fair value is the present value of the minimum lease payments.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

15 Provisions for liabilities and charges

2015 £’000
Current	2,734
Non-current	23,260
25,994

Movements in each class of provisions during the year are set out below:

	Site restoration £’000	Contract delays £’000	Restructuring £’000	Total £’000

As at 1 July 2014	20,015	3,993	620	24,628
Additional provision	-	-	4,411	4,411
Unwinding of discount	1,399	119	-	1,518
Utilised during year	(31)	(1,070)	(3,462)	(4,563)
As at 30 June 2015	21,383	3,042	1,569	25,994

Provisions include £21,383,000 in respect of property restoration. The Group has certain legal obligations relating to the restoration of leased property to its original condition at the end of the lease term. This obligation relates principally to mast sites and head offices. The provision is based on assumptions covering the lease term, the characteristics of the site, the expected cost of restoring the site and the period of time before the obligation is expected to be incurred. The provision is discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability.

The Group has changed its accounting estimate in respect of when the liability is expected to be incurred with reference to the residual life of the assets under current customer contracts. As a result, the provision is now expected to be utilised within the next six years. The undiscounted costs expected to be incurred within this period are £30,186,000.

Provisions include £3,042,000 in respect of delayed contractual milestone payments. In the Directors’ opinion, it is considered that there will not be any significant additional costs beyond the amounts provided at 30 June 2015. The provision is expected to be utilised within the next four years. The undiscounted costs expected to be incurred within this period are £3,288,000.

Provisions also include £1,569,000 in respect of restructuring costs comprising staff redundancy and associated costs which is expected to be utilised within seven years.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

16 Deferred Taxation

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority. Deferred tax is calculated in full on temporary differences under the liability method using a tax rate of 20%. The net movements in deferred tax balances are as follows:

2015 £’000

As at 1 July	(44,327)
Tax rate changes	-
Adjustment relating to prior periods	(593)
Income statement credit	18,076
As at 30 June	(26,844)

Deferred tax assets are recognised in respect of tax losses and other temporary differences giving rise to deferred tax assets when it is probable that these assets will be recovered.

Deferred tax assets (liabilities)

2015 £’000
Depreciation in excess of capital allowances
As at 1 July	38,477
Credit for the year	381
Adjustment relating to prior periods	341
As at 30 June	39,199

Provision for unrealised gain and losses
As at 1 July	28,990
Charge for the year	(10,200)
Adjustment relating to prior periods	(934)
As at 30 June	17,856

Deferred tax on intangible assets
As at 1 July	(111,794)
Credit for the year	27,895
As at 30 June	(83,899)

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

16 Deferred Taxation (continued)

2015 £’000
Deferred tax assets:
- Deferred tax asset to be recovered after more than 12 months	39,756
- Deferred tax asset to be recovered within 12 months	17,299
Total deferred tax assets	57,055

Deferred tax liabilities
- Deferred tax liability to be recovered after more than 12 months	(62,927)
- Deferred tax liability to be recovered within 12 months	(20,972)
Total deferred tax liabilities	(83,899)

Net deferred tax liability	(26,844)

Deferred tax assets have been recognised to the extent that the realisation of the related tax benefit through future capital allowance claims is probable. Unutilised tax losses may be carried forward indefinitely.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

17 Financial Instruments

Interest rate swap contracts

In April 2007, the Group entered into a 12 year interest rate hedge such that all floating interest rate payments due on the £1,500,000,000 term loan were fixed. The swap contracts had structured fixed payments at levels that were static over the life of the swap. The fixed payments level was 5.496%. These swap contracts were settled on a six monthly basis.

As part of the Group refinancing that completed on 27 March 2014, the counterparties to these interest rate swaps agreed to close out their contracts at market value in exchange for debt of the same value in the amended facility (see note 13).

Financial instruments by category

The accounting policies for financial instruments have been applied to the line items below:

At 30 June 2015	Loans and receivables £’000	Total £’000
Assets as per consolidated balance sheet:
Trade and other receivables (excluding prepayments)		50,384
Cash and cash equivalents		38,287
		88,671

	Other financial liabilities at amortised cost £’000	Total £’000
Liabilities as per consolidated balance sheet:
Borrowings (excluding finance lease liabilities)	(2,347,931)	(2,347,931)
Finance lease liabilities	(725)	(725)
Trade and other payables (excluding statutory liabilities) and deferred income	(255,957)	(255,957)
	(2,604,613)	(2,604,163)

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

17 Financial Instruments (continued)

Credit quality of financial assets

Credit risk is not considered material within the Group as the majority of contracts are with Public Safety Organisations.

An ageing of trade receivables is contained in note 5.

The maximum exposure to credit risk is as shown below:

2015 £’000
Trade and other receivables (excluding prepayments and receivables from other Group companies)	34,551
Cash and cash equivalents	38,287
72,838

Financial risk management

Financial risk factors

The Group’s operations expose it to a variety of financial risks: market risk (including foreign exchange risk, interest rate risk and price risk), credit risk, liquidity risk and cash flow interest rate risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments in the form of interest rate swaps to hedge certain risk exposures.

Financial risks are identified and managed by the Group’s treasury function, the role of which is to identify, monitor and manage financial risk within the framework of Board approved policies and delegated authorities.

The principal financial risks of the Group and how the Group manages these risks are discussed below.

(i) Market Risk

(a)Foreign exchange risk

The Group operates from UK sites and predominantly in the UK market but has some transactions denominated in currencies other than sterling. The currencies giving rise to this risk are primarily US dollars and Euros. The majority of the Group’s revenues and costs are sterling based and accordingly exposure to foreign exchange risk is low. There is a natural hedge between costs and revenues.

(b)Interest rate risk

Interest rate risk is not considered material as the Group’s borrowings from both third parties and related parties incur interest at fixed rates.

(c)Price risk

The Group has exposure to fluctuations in prices of electricity, gas and other commodities. The potential impact of this is reduced through the negotiation of fixed price contracts.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

17 Financial Instruments (continued)

(ii) Credit Risk

The Group’s principal credit risks are attributable to its cash and cash equivalents and trade receivables.

The credit risk associated with cash and cash equivalents is disclosed in note 4.

The maximum exposure to credit risk is as shown in the table below.

(iii) Liquidity Risk

Prudent liquidity risk management implies maintaining sufficient cash. The Group aims to maintain appropriate liquidity through the daily monitoring of its actual and projected cash position.

The table analyses the Group’s financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

As the amounts included in the table are the contractual undiscounted cash flows, these amounts will not reconcile to the amounts disclosed on the balance sheet for borrowings, derivative financial instruments and trade and other payables.

Borrowings in the table include principal plus interest rate payments on the borrowings facility.

At 30 June 2015	Less than 1 year £’000	Between 1 and 2 years £’000	Between 2 and 5 years £’000	Over 5 Years £’000	Total £’000
Borrowings (excluding finance lease liabilities)	261,790	141,912	1,540,003	404,226	2,347,931
Finance lease liabilities	725	-	-	-	725
Trade payables	4,875	-	-	-	4,875
Other payables	58,206	480	12,500	-	71,186
	325,596	142,392	1,552,503	404,226	2,424,717

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

17 Financial Instruments (continued)

(iv) Cash flow interest rate risk

The Group’s significant interest-bearing assets include cash and cash equivalents and interest bearing loans and borrowings. The Group’s interest-rate risk is not considered material as borrowings are issued at fixed interest rates.

(v) Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns to shareholders and benefits to other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares, or sell assets to reduce debt or drawdown additional debt.

The Group’s Capital Management Policy is to ensure the availability of an adequate supply of reasonably priced funding (and other credit lines) to meet current requirements as well as future growth anticipated under the Group’s budget and strategic plan, within the constraints of debt capacity (as determined by long-term gearing targets, operational covenants, and financial covenant requirements).

The Group is funded through a mix of equity and debt, to match the maturity profile of its assets and liabilities. The funding profile was determined during the shareholder acquisition process to reflect the dynamics of the organisation and its future strategy.

The Treasury function centrally manages all funding activity for the Group and determines the optimum source of funding for each funding requirement, with the appropriate maturity, whilst ensuring maximum flexibility in the covenants provided.

(vi)    Fair value estimation

The fair value of the trade and other receivables, trade and other payables, short-term deposits, money market funds, cash at bank and short-term borrowings approximates to the carrying value due to the short-term or on-demand maturity of these instruments.

The fair value of long term borrowings for disclosure purposes is estimated by discounting the future contractual cash flows at the prevailing market interest rate available to the Group for similar financial instruments.

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Discounted future estimated cash flows using prevailing market interest rates are used for long-term debt. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments. The fair value of interest rate swaps is calculated as the present value of the estimated future cash flows.

There are three levels of financial instruments as defined by the valuation methods. These include Level 1 for instruments valued using quoted market prices, Level 2 for valuations using inputs other than quoted prices that are observable from the market and Level 3 for valuations based on inputs not based on observable market data. The derivative financial instruments are carried at fair value at 30 June 2014 and are included in Level 2 of the fair value hierarchy.

These financial instruments are not traded in an active market and the fair value is determined by calculating the present value of the estimated future cash flows based on observable yield curves. All significant inputs to fair value the financial instruments use observable market data so the instrument is included in Level 2.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

18 Ordinary Shares

Authorised

2015 £
5,000,000 Ordinary Shares of £0.01 each	50,000

Issued and fully paid

2015 £
100 Ordinary Share of £0.01 each	1

The Company has one class of authorised and issued share capital, comprising ordinary shares of £0.01 each. Subject to the Company’s Articles of Association and applicable law, the Company’s ordinary shares confer on the holder the right to receive notice of and vote at general meetings of the Company, the right to receive any surplus assets on a winding-up of the Company and an entitlement to receive any dividend declared on ordinary shares.

19 Related Party Disclosures

The Group’s parent and ultimate parent companies are disclosed in note 25.

All transactions with related parties are conducted under normal trading terms. No guarantees are given or received on the transactions. No provisions have been made for the amounts, nor are any of the related party transactions recognised or considered as bad or doubtful debt.

During the period ended 30 June 2015, the Company entered into commercial transactions with Motorola Solutions, Inc. for the purchase of equipment and provisioning of services totaling £14.9 million. At the time, the parties were independent and the transactions were carried out at an arm's length, with all pricing and payment terms consistent with those offered in the market place to other customers.

The Group has the following loans and other receivables and payables with related parties:

		2015 £’000
Intercompany loans
Eurobond - GDCLux	Opening balance	(184,471)
	Interest charged	(18,000)
	Closing balance	(202,471)

Loan - GDCHL	Opening balance	(300,662)
	Interest charged	(30,507)
	Closing balance	(331,169)
Other receivables
With GDCHL	Opening balance	9,731
	Consideration for tax losses	6,102
	Repayments received during the year	-
	Closing balance	15,833
Other payables
With GDCLux	Opening balance	-
	Management fees accrued	(12,500)
	Closing balance	(12,500)

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

19 Related Party Disclosures (continued)

Related party transactions with Directors and key management are detailed in note 21.

Following the acquisition of Airwave, the Company entered into an agreement to guarantee any financial claim made by the National Policing Improvement Agency, the Secretary of State for Health, the Scottish Ambulance Board or the Secretary of State for Communities and Local Government, to the extent that such a claim had not been satisfied by Airwave within a prescribed period. In the event that the claim is not satisfied in full by the Company within a further prescribed period, MEIFII has agreed to indemnify the Customers in respect of any claim, subject to a cap on liability.

20 Pension Scheme

The Airwave Plan is a defined contribution arrangement and employer contributions are recognised as a benefit expense when they are due. The amounts charged to the Consolidated Statement of Comprehensive Income for defined contribution pension arrangements are set out below.

2015 £’000

Defined contribution – Airwave Plan	3,120

The Group’s contributions to the Airwave Plan consist of payments made under a company policy to match employee contributions into the pension plan. The Company offers a salary sacrifice pension scheme to provide additional benefits for employees in retirement. Contributions under the salary sacrifice pension scheme are included above.

Contributions payable at 30 June 2015 amounted to £241,000. This related solely to contributions for the month of June 2015 and is included within trade and other payables in the balance sheet.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

21 Key Management and Director Compensation
The compensation of key management for the year ended 30 June 2015 was as follows:

2015 £’000

Short-term employee benefits	2,996
Post-employment benefits	168
Long-term incentive plan	9,306
12,470

The key management compensation analysed above represents compensation earned by the Group’s Management Board including four Directors of the Group. The emoluments of the Directors who were remunerated for their services to the Group, for the year ended 30 June 2015 were as follows:

2015 £’000

Aggregate emoluments in respect of qualifying services	155
155

The emoluments of certain Directors representing MEIFII are paid by entities related to the ultimate joint parent companies. No recharge is made to the ultimate joint parent company. Accordingly, the above details include no emoluments in respect of these Directors.

In respect of the highest paid Director:

2015 £’000

Aggregate emoluments in respect of qualifying services	117
117

22 Employees

2015 Number
Monthly average number of employees:
UK and international services	124
Network operations and administration	469
Total employees	593

The staff costs incurred in respect of these employees were:

	Note	2015 £’000

Wages and salaries		41,595
Social security costs		3,471
Other pension costs	20	3,120
Total employee benefits		48,186
Capitalised employee benefits		(4,165)
Net employee benefits expensed		44,021

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

23 Financial Commitments
Operating lease commitments

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

2015 £’000

Within one year	34,497
Later than one year but not later than five years	101,003
Later than five years	36,246
171,746

The Group leases various offices, vehicles and mast sites under non-cancellable operating lease agreements. These leases have various terms and renewal rights. The Group recognised lease payments of £35,420,000 in the Consolidated Statement of Comprehensive Income for year ended 30 June 2015.

Capital commitments

2015 £’000
Contracts placed for capital expenditure not provided for in the financial statements – property, plant and equipment	1,728

24 Contingent Liabilities

As of the balance sheet date, the Company was in dispute with the Home Office related to a benchmarking exercise performed to determine the Value for Money of one of its contracts, for which the Home Office asserted that it was entitled to reduced pricing for the services provided by Airwave Solutions Limited. This dispute has been subsequently resolved through a settlement agreement reached between Motorola Solutions, Inc., on behalf of Airwave Solutions Limited, and the Home Office in conjunction with the anticipated purchase of GDCL. See discussion of all subsequent events within Note 26.

The Group has no other contingent liabilities or guarantees on which material losses are expected. The Group does not believe there are any other pending legal proceedings which would have a material adverse effect on the financial position or results of operations of the Group.

Guardian Digital Communications Limited
Consolidated Financial Statements
Year ended 30 June 2015

Notes to the Consolidated Financial Statements (continued)

25 Parent Company and Controlling Party

As at 30 June 2015, the Group’s immediate parent undertaking and controlling party was GDCLux, a company incorporated in Luxembourg. This was the parent company of the smallest group to consolidate the Group’s financial statements.

As at 30 June 2015, MEIFII, an English limited partnership with its registered office address at 3rd Floor, 10 Lefebvre Street, St Peter Port, Guernsey, GY1 2PE was considered to be the global ultimate controlling parent company and is the largest group of undertakings to consolidate the Group.

On 3 December 2015, the Group's parent entered into an Agreement (the "Share Purchase Agreement") with Motorola Solutions, Inc. ("Motorola") for the sale and purchase of GDCL. See Note 26 for further details.

26 Events Occurring after Balance Sheet Date

Changes to the UK corporation tax rates were announced in the Chancellor's Budget on 8 July 2015. These include reductions to the main rate to reduce the rate to 19% from 1 April 2017 and to 18% from 1 April 2020.  As the changes had not been substantively enacted at the balance sheet date their effects are not included in these financial statements.

On 3 December 2015, the Group's parent entered into an Agreement (the "Share Purchase Agreement") with Motorola Solutions Overseas Limited (“MSOL”) for the sale and purchase of GDCL. The transaction closed on 19 February 2016. All of the equity interest of GDCL was sold for the sum of £1, after which Motorola invested into GDCL cash of £753 million to settle all third party debt, and will make an additional deferred cash payment to the Group's parent of £64 million on 15 November 2018. On 22 January 2016, MSOL novated its rights and obligations under the Share Purchase Agreement to Motorola Solutions UK Acquisition Company Limited.

In conjunction with the anticipated purchase of GDCL, Motorola entered into certain agreements with the Home Office of the United Kingdom Government to resolve certain commercial matters under dispute with Airwave Solutions Limited, including the negotiation of reduced contract pricing, as discussed in Note 24. The agreement calls for settlement payments to be made through 31 December 2019, including a total of £51 million, representing the reduction to contracted pricing over future service periods. In conjunction with this settlement, the parties agreed to extensions of the existing contractual arrangements through 2019.

No other significant events occurred after the balance sheet date. The Company has evaluated subsequent events to 6 May 2016, the date the financial statements were available to be issued.